Exhibit 10.49

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

SERVICE LEVEL AGREEMENT

This Service Level Agreement, dated as of July 1st, 2022 (the "Effective Date"), by and among Athena Bitcoin Inc., a corporation organized and existing under the laws of Delaware, USA, Athena Bitcoin Global, a corporation organized and existing under the laws of Nevada, USA, Athena Bitcoin Holdings of El Salvador, S.A. de C.V., a Salvadorian corporation (Athena Bitcoin Inc., Athena Bitcoin Global, and Athena Bitcoin Holdings of El Salvador S.A. de C.V., are collectively referred to as "Athena") and Chivo, Sociedad An6nima de Capital Variable, a Salvadorian corporation ("Chivo") (the "SLA"), defines the service levels that Athena will provide Chivo in respect of the maintenance and support of the Core ATM Services (as defined below). For the avoidance of doubt, Athena will provide such maintenance and support services only to Chivo, and Chivo will be solely responsible for all support interactions with End Users. Capitalized terms not otherwise defined in this SLA will have the meanings ascribed to them in the Master Services Agreement, dated as of July 1st, 2022, by and between Athena and the Republica de El Salvador (the "MSA").

Unless otherwise provided in the MSA, this Service Level Agreement sets forth Chivo's sole and exclusive remedies, and Athena's sole and exclusive obligations, for any unavailability, non performance, or other failure by Athena to provide the Core ATM Services.

1.	Definitions.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to such term in this Section 1.

"Core ATM Services" means the services provided by Athena that enables Users to use the Republic ATMs to deposit, sell, buy, and withdraw the Bitcoin cryptocurrency, as further detailed in Annex A attached hereto. The Core ATM Services shall include ATM operations in the United States and in the Republic of El Salvador, customer service, maintenance services, and meetings with Chivo, and any other related services communicated by Chivo to Athena.

"Incident" means any reproducible problem, failure or other error in any currently-supported Republic ATMs that causes (i) any failure of the Republic ATMs to operate in conformance with the Chivo's specifications or (ii) any failure of the Republic ATMs which causes data loss, data corruption, abnormal termination, lockup or hang. Incidents do not include any issues caused by any failure in Chivo's software or systems.

"Incident Tracking System" means an application provided via a web application to Chivo by Athena for the purpose of reporting, discussing, and tracking Incidents and Incident resolutions. The Incident Tracking System will provide Chivo with access to an online dashboard for monitoring service availability.

"Maintenance Downtime" means the period for which the Republic ATMs will be unavailable for maintenance every six (6) months or when Athena support team detect a malfunction. Chivo will be notified at least forty-two (48) hours in advance of any Maintenance Downtime expected to last more than one (1) hour (except for emergency maintenance, in which case Athena will provide Chivo with advance notice to the extent reasonably possible).

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

"Order" means any transaction undertaken on the Republic ATMs, including the deposit, buy, sell, and withdrawal of Bitcoin cryptocurrency.

"Order Success Rate" means the percentage result of (total Orders - invalid Orders) / total Orders.

"Permanent Fix" means the full resolution of an Incident. It is measured from the time the status of the Incident support ticket is marked "In Progress" by the Athena support team until the time that Athena has resolved the Incident and communicated "the resolution to Chivo (including by marking it as "Resolved" in the Incident Tracking System).

"Response Time" is the time it takes to acknowledge an Incident in a non-automated way. It is measured from the time a support ticket is created until the time that Chivo is advised their problem has been received via email and the Incident marked "In Progress" in the Incident Tracking System.

"Temporary Fix" means the commercially reasonable efforts Athena will use following the initial response to resolve or provide a workaround to each Incident within the applicable windows set forth below, taking into account the complexity of the Incident and the impact of the Incident on Chivo.

2.	Availability; Service Credits for System Outages.

2.1	Core ATM Services.

2.1.1 Except as provided below, Athena will make the Core ATM Services available 99% of the time ("Availability"), excluding approved Maintenance Downtime.

2.1.2 If requested by Chivo, Athena will provide assistance to Users contacting Chivo service via in writing with issues or problems related to the Republic ATMs guaranteeing that all Services will be performed in a workmanlike manner and, in any event, no less than with that degree of skill and care that Athena uses when performing the same or similar services to its other customers (e.g., at least the same degree of accuracy, quality, completeness, timeliness, and responsiveness).

2.2	Order Success Rate. Athena will achieve an Order Success Rate of [***]% per month.

2.3 Exclusions. The following shall be excluded from the calculations of Availability and Order Success Rate as set forth in Section 2.2: (i) temporary interruptions of the Core ATM Services or the Republic ATMs due to Maintenance Downtime, provided that Athena shall make best efforts to provide Chivo with notice two (2) days prior to such Maintenance Downtime; (ii) factors outside Athena's reasonable control, including, but not limited to, natural disaster, war, acts of terrorism, riots, government action, or a network or device failure external to Athena's data centers; [***]

2.4 Data. Athena will secure and protect the Core ATM Services from misuse and unauthorized access and implement security, data management, and incident response protocols in accordance with industry best practices and comply with the terms of Exhibit B of the MSA. Notwithstanding anything to the contrary in Exhibit B of the MSA [***].

3.	Term, Termination, and Remedies.

3.1 Term. This SLA shall become effective as of the Effective Date, and, unless otherwise terminated pursuant to the terms of this SLA, continues through July 30, 2024

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

3.2	Termination.

3.2.1 Chivo shall have the right to terminate the SLA upon thirty (30) days' notice to Athena, provided Chivo provides Athena written notice within (30) days after the "Termination Event" below has occurred and provided that such termination shall become effective on a date specified by Chivo [***]

3.2.2 As used herein, a "Termination Event" shall mean (a) six (6) consecutive Failed Months; (b) a complete network failure of the Republic ATM due to situations under Athena responsibility; or (c) three (3) not consecutive written notices of miss delivery of order success rate.

3.3 Remedies. Chivo and Athena agree that upon the occurrence of a Failed Month or Termination Event, Chivo's exclusive remedy shall be to choose among one of the following: terminate the SLA as contemplated in Section 3.2.

4.	Incident Response Time.

4.1 Incident Identification and Reporting. If Chivo believes an Incident exists, Chivo will conduct the initial analysis and troubleshooting of each Incident and use commercially reasonable efforts to resolve the Incident before escalating to Athena.

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4.2 Incident Resolution. Following Athena's acknowledgement to Chivo of the Incident, Athena and Chivo will cooperate to enable Athena to reproduce or see sufficient evidence of the Incident in order to confirm that such Incident is being caused by the Republic ATMs. Upon Athena confirming the reported behavior, Athena will assign a severity level in accordance with the below table. If after assignment of a severity level [***]

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IN WITNESS WHEREOF, the Parties have executed this SLA through their duly authorized officers as of the Effective Date.

Chivo Sociedad Anonima de Capital Variable

By: /s/ Raymond I. Villalta
Name: Raymond I. Villalta
Title: CEO/ Representante Legal

Athena Bitcoin Inc.

By: /s/ Matias Goldenhorn
Name: Matias Goldenhorn
Title: CEO

Athena Bitcoin Global

By: /s/ Matias Goldenhorn
Name: Matias Goldenhorn
Title: CEO

Athena Bitcoin El Salvador, S.A. de C.V

By: /s/ Carlos Rivas
Name: CARLOS RIVAS
Title: LEGAL REPRESENTATIVE

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

Annex A

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